UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
May 15, 2015 (May 12, 2015)

deltathree, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-28063	13-4006766
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

1 Bridge Plaza

Fort Lee, New Jersey 07024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(212) 500-4850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2015, deltathree, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D4 Holdings, LLC, a Delaware limited liability company, (“D4”), and D4 Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of D4 (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of D4 (the “Merger”). Upon completion of the Merger, each share of common stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of common stock (i) held by stockholders who are entitled to demand and who properly demand appraisal for such shares under Section 262 of the General Corporation Law of the State of Delaware or (ii) held in the treasury of the Company or by D4 or any direct or indirect subsidiary of the Company or D4, will be converted into the right to receive $.01 in cash, without interest and less any required withholding taxes.

The Merger Agreement

Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by the stockholders of the Company, D4 and the Merger Sub, (ii)  the absence of any law, order or injunction prohibiting the closing, (iii)  material compliance with covenants and, subject to certain exceptions, the accuracy of representations and warranties and (iv) certain other customary closing conditions. Consummation of the Merger is not subject to any financing condition.

The Company, D4 and the Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. In addition, the Company has covenanted to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger.

The Merger Agreement contains certain termination rights for both the Company and D4. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including if the Company’s stockholders do not adopt the Merger Agreement by 11:59 p.m., Eastern Daylight time, on July 31, 2015.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Greenberg Traurig, LLP is serving as its legal counsel.

Additional Information

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, D4 or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or D4 or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or D4’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, among deltathree, Inc., D4 Holdings, LLC and D4 Acquisition, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Date: May 15, 2015	By:	/s/ Effi Baruch
	Name:	Effi Baruch
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, among deltathree, Inc., D4 HOLDINGS, LLC and D4 Acquisition, Inc.

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